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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-69533) and Form S-8 (Nos. 333-41749, 333-41751,
333-58651, 333-60537, 333-69421 and 333-78311) of Group Maintenance America
Corp. of the report of Shinners, Hucovski and Company, S.C. dated February 17, 1998, relating to the financial statements of Crest International, LLC, which appears in the Current Report on Form 8-K of Group Maintenance America Corp dated November 22, 1999. Effective July 1, 1999, Shinners, Hucovski and Company, S.C. merged with Schenck & Associates SC.



Schenck & Associates SC
Green Bay, Wisconsin
November 22, 1999